Exhibit 1.01

Conflict Minerals Report of IntriCon Corporation
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Explanatory Note

This is the Conflict Minerals Report (the "Report") of IntriCon Corporation (the "Company") for calendar year 2020 in accordance with Rule 13p-1 ("Rule 13p-1") under the Securities Exchange Act of 1934 (the "1934 Act"). Please refer to Rule 13p-1, Form SD, and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and any of the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The minerals specified in Rule 13p-1 are collectively referred to as Conflict Minerals. For purposes of Rule 13p-1 and the related disclosures, the term "Conflict Minerals" is defined to include: (A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to metallic forms of tin, tantalum and tungsten, or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC. The "Covered Countries" for the purposes of Rule 13p-1 and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company's products that the Company manufactures or contracts to manufacture.

Description of the Company and the Products Covered by this Report

The Company is an international company and joint development manufacturer ("JDM") of micromedical components, sub-assemblies and final devices. The Company serves as a JDM partner to leading medical device original equipment manufacturers ("OEMs") by designing, developing, engineering, manufacturing, packaging and distributing micromedical products for high growth markets, such as diabetes, peripheral vascular, interventional pulmonology, electrophysiology, and hearing healthcare. Conflict Minerals are necessary to the functionality or production of certain of the Company's products that the Company manufactured or contracted to manufacture and for which the manufacture was completed during calendar year 2020 (the "Covered Products"). The Covered Products include:

  hearing aids and hearing aid components;
  medical telecoils; and
  professional audio devices and accessories.

The Company does not purchase ore or unrefined Conflict Minerals from mines and is many steps removed in the supply chain from the mining of Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and the Company has therefore requested suppliers take steps to identify the applicable smelters and refiners of Conflict Minerals in the Company's Covered Products supply chain.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry ("RCOI") with respect to the Conflict Minerals included in the Covered Products. Such RCOI was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries or were from recycled or scrap sources.

The Company began the RCOI by (i) creating a list of part numbers of component parts that the Company utilizes in the Covered Products, and (ii) identifying the names of the suppliers from whom the Company obtained such parts. The list of suppliers was then provided to the Company's third-party service provider for upload to their cloud-based compliance management system ("Compliance Management tool") that allows the Company to store and manage supplier requests and documentation.

The service provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (the "CMRT") developed by the Responsible Minerals Alliance, formerly the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, the suppliers were surveyed on the sourcing of the Conflict Minerals identified in the Company's products.

As part of the survey, suppliers were asked to complete the survey and were provided educational materials on how to complete the form. In completing the CMRT, each supplier was asked, among other questions; whether the products or components they supplied to the Company contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; to determine the smelter or mine origin or whether the Conflict Minerals were sourced from recycled or scrap sources. The service provider also followed up with suppliers that did not respond to the request to complete the CMRT. All communications were tracked and monitored by the service provider's Compliance Management tool. Suppliers were asked to return a copy of the CMRT once completed via email, or to upload the CMRT directly to the service provider's Compliance Management tool. All submitted CMRTs were automatically analyzed by the Compliance Management tool for completeness and internal consistency and against lists of known smelters and refiners. If information on the CMRT returned from a supplier appeared to be incomplete, incorrect, or not trustworthy, the supplier was contacted with a request to complete or correct the questionable information.

None of the Company's suppliers indicated that the Conflict Minerals in their supply chains were sourced from recycled or scrap sources. Based on the results of the RCOI, the Company could not definitively determine whether or not suppliers sourced Conflict Minerals from the Covered Countries. Therefore, the Company determined that there was reason to believe that some of the Conflict Minerals necessary for the functionality of the Covered Products may have originated in a Covered Country. Accordingly, it was necessary for the Company to exercise due diligence on the source and chain of custody of such Conflict Minerals.

Design of Due Diligence Framework

The Company's due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition.

Due Diligence Measures Performed by the Company

The due diligence measures the Company performed related to the Covered Products included, but were not limited to, the following:

•	The Company maintained an internal Conflict Minerals project team comprised of representatives from the Company's corporate finance, quality and regulatory, and supply chain management departments to implement the Company's Conflict Minerals due diligence.
•	The team reported to senior management on suppliers' responses to the Company's Conflict Minerals information requests.
•	The Company communicated its Conflict Minerals Policy to suppliers. A copy of the Company's Conflict Minerals Policy is available in the list of Corporate Documents at https://intricon.com/corporate-documents/; however, the contents of that site are not incorporated by reference into, and are not otherwise a part of, this Form SD.
•	Contractual provisions related to the sourcing of Conflict Minerals were included in applicable purchase orders.
•	The Company reviewed supplier risk ratings based on the responses provided within their completed CMRTs. In the situation where the Company becomes aware of a potential risk in the supply chain, where an item being purchased is believed to have been sourced from a smelter or refiner which is supporting armed conflict in the Covered Countries, the Company will explore sourcing alternatives for the item in question and take appropriate action.
•	Compared the smelters and refiners identified in the RCOI against the list of Compliant Smelters on the Responsible Minerals Initiative (RMI) website. The Company does not typically have a direct relationship with smelters and refiners, and therefore does not perform direct audits of such entities. Instead, reliance is on third party assurances and certifications such as from RMI's Responsible Minerals Assurance Process.
•	This Report, which constitutes the Company's annual report of due diligence efforts, has been filed with the SEC and is available on the Company's website, at: https://investorrelations.intricon.com/sec-filings. The contents of that website are not incorporated by reference into, and are not otherwise a part of, this Form SD.

Appendix A contains a list of known smelters and refiners reported by the Company's suppliers which may have been used to process the Conflict Minerals utilized in the Covered Products. It is difficult to confirm the accuracy of information that was collected and transmitted through many levels of the supply chain for the Covered Products. Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to those Covered Products purchased from its suppliers to determine the country of origin of the Conflict Minerals in all Covered Products. At the same time, the Company received no information from its suppliers indicating that the Conflict Minerals in the Company's Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. In some cases, information was provided to us for the entire supply chain of a supplier and was not necessarily limited to facilities that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. Accordingly, we have been unable to definitely link the identified smelters and refiners to only those products/materials in our supply chain; therefore our list of smelters and refiners likely contains more processing facilities than are actually in our supply chain for Covered Products. As the Company's engagement with its supply chain evolves, the list of facilities may change to reflect improvements in the quality of information provided. Based on the information that was obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals in the Covered Products may include the countries listed within Appendix B.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of Conflict Minerals, the Company's efforts undertaken to identify the source and chain of custody of Conflict Minerals in its products can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. The Company's process relies on data obtained directly from suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

Steps to Further Mitigate Risk and Improve Due Diligence in 2021

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company's products finance or benefit armed groups in the Covered Countries:

●	The Company will continue to work closely with its third party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable it to determine which smelters and refiners actually process Conflict Minerals contained in the Company's products.
●	The Company will continue to provide its suppliers with information and training resources regarding responsible sourcing of Conflict Minerals.
●	The Company will continue to encourage its suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
●	The Company will include contractual provisions in applicable supplier contracts, as well as in each purchase order issued, regarding products and materials sold to the Company specifying products must not include Conflict Minerals from the Covered Countries that benefit armed groups in the Covered Countries.

APPENDIX A

SMELTERS AND REFINERS

Set forth below are known smelters and refiners reported by the Company's suppliers which may have been used to process Conflict Minerals in the Covered Products.

Metal	Standard Smelter Name
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Alexy Metals
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa

Metal	Standard Smelter Name
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC

Metal	Standard Smelter Name
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)

Metal	Standard Smelter Name
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	SAXONIA Edelmetalle GmbH
Gold	Sellem Industries Ltd.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.

Metal	Standard Smelter Name
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.

Metal	Standard Smelter Name
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.

Metal	Standard Smelter Name
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Serumpun
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Stanindo Inti Perkasa
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining

Metal	Standard Smelter Name
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	GEM Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KGETS Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.

Metal	Standard Smelter Name
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Unecha Refractory metals plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

APPENDIX B

Countries of Origin

Based on the information that was obtained from our RCOI and due diligence, the Company has reasonably determined that countries of origin of the Conflict Minerals in the Covered Products may include the countries listed below:

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Democratic Republic of the, Czech Republic, Djibouti, Dominican Republic, Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic Of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, USA, Uzbekistan, Vietnam, Zambia, Zimbabwe.